UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2021 (July 8, 2021)

ARCA biopharma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10170 Church Ranch Way, Suite 100, Westminster, CO		80021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 940-2200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ABIO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On July 8, 2021, the Company held the 2021 Annual Meeting at which the Company’s stockholders voted upon (i) the election of Company nominees, Dr. Raymond Woosley and Mr. Dan Mitchell, to the  Board for a three-year term ending at the 2024 Annual Meeting of Stockholders, (ii) the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 and (iii) the approval of, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

The stockholders elected the director nominees, ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, and approved the resolution concerning the advisory vote on the compensation of the Company’s named executive officers.  The tabulation of votes cast with respect to each matter voted upon, as applicable, was as follows:

1. Election of Directors:

Nominee	For	Withheld	Broker Non-Votes
Dr. Raymond Woosley	1,555,220	698,911	4,064,222
Mr. Dan Mitchell	1,562,242	691,889	4,064,222

2. Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021:

For	Against	Abstentions	Broker Non-Votes
6,010,419	252,973	54,961	—

3. Executive Compensation:

For	Against	Abstentions	Broker Non-Votes
1,395,198	750,488	108,445	4,064,222

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 9, 2021

ARCA biopharma, Inc.
(Registrant)

	By:	/s/ C. Jeffrey Dekker
		Name:	C. Jeffrey Dekker
		Title:	Chief Financial Officer